Exhibit 10.8

                    SIERRA HEALTH AND LIFE INSURANCE COMPANY
                                HCO CONTRACT WITH

                              CLAIMS ADMINISTRATOR

         This Agreement made by and between California Indemnity Insurance Company, and each of its insurer subsidiaries, (the "Claims Administrator") Sierra Health and Life Insurance Company (hereinafter referred to as the "HCO").

         WHEREAS, the Claims Administrator provides a plan of Workers' Compensation benefits to its insured employer clients or qualified self insured employer or self insured group clients in the State of California; and

         WHEREAS, the Claims Administrator desires to incorporate Health Care Organizations into some or all of these plans, subject to the laws of the State of California; and

         WHEREAS,  the  Claims  Administrator  is  willing  to make  appropriate
         arrangements  with  its  insured   employer,   qualified  self  insured
         employer, and/or self insured group clients;

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the Claims Administrator and the HCO hereby agree as follows:

         A.     Definitions

                For the purposes of this Agreement:

                |X| "Health Care Organization" or "HCO" means an organization certified under Section 4600.5 of the Labor Code and
                      Article 4, Sections 9770 through 9779.2 of the Administrative Rules of the Division of Workers' Compensation, Department of Industrial Relations, State of California, and providing the services defined in Exhibit A of this Agreement.

                |X| "HCO Enrollee" means a person who is eligible to receive services from an HCO, as defined in Section 4600.5 et seq of the California Labor Code.

                |X| "Claims Administrator" means a self-administered insurer providing security for the payment of compensation required by Divisions 4 and 4.5 of the California Labor Code, a self-administered, self-insured employer, or a third party claims administrator for a self-insured employer, self insured group, insurer, legally uninsured employer, or joint powers authority.

                |X| "Employer" means an employer as defined in Section 3300 of the California Labor Code.

                |X| "Emergency"   is  defined  as  those  health  care  services
                    provided to evaluate and treat medical conditions of recent onset and severity that would lead a prudent layperson to believe that urgent and/or unscheduled medical care is required.

|X| Injuries covered by the HCO are those that occur during the policy year. Medical management will be provided both during the control period and after the control period ends, if the customer wishes to have the HCO continue. For injuries that occur in one policy year, but continue into another policy year, the HCO will provide medical management during the control period, regardless of policy year.

|X| "Medical Case Management" means Medical Disability Management and Utilization Management. "Medical Disability Management" means the determination of medical necessity, appropriateness of care, length of stay, intensity of service related to treatment of HCO Enrollees by Network Providers. "Utilization Management" means the management, assessment, improvement or review of patient care and decision making through case by case assessment of the medical reasonableness or medical necessity of the frequency, duration, level and appropriateness of medical care and services, based upon professionally recognized standards of care, which may include prospective, concurrent or retrospective review of a request for authorization of medical treatment.

         B.     Obligations of the HCO

                1. The HCO shall provide medical and managed care services in accordance with the terms of this Agreement and applicable laws and regulations.

     2. The HCO's services under this Agreement shall include the services described in Exhibit A (Services of the HCO) and Exhibit C (Coordination with Claims Administration, Return to Work, and Health and Safety Functions), which are attached hereto and incorporated by reference herein. The HCO will provide the Claims Administrator's clients with the option of the Spectrum HCO or the Select HCO. Exhibits A and C outline the differences between Spectrum and Select. Said services shall be performed in accordance with the terms and conditions set forth in Exhibit B (Confidentiality Policy) and Exhibit D (List of Charges), which are attached hereto and incorporated by reference herein. Provided, however, if an HCO enrollee obtains initial treatment from a provider not part of the HCO Network prior to notifying an employer or the Claims Administrator, payment for such treatment will be approved by the HCO. However, any further treatment will not be approved by the HCO for payment. The HCO Enrollee will be notified by the HCO and the HCO will require the Enrollee to select treatment from a Provider in the HCO Network.

                3. The HCO will provide the Claims Administrator with all claims information, reimbursement reports, evaluations, return to work reports, and other data necessary to pay claims in a timely and accurate manner and to perform other tasks of coordination with the HCO normally associated with managing and settling workers' compensation.

                4. The HCO will provide enrollment and membership material required under the Administrative Rules of the Division of Worker's Compensation section of Article 4. These materials will be provided to employees of employers that contract with the Claims Administrator for an HCO plan of workers' Compensation.

                5. The HCO will provide to the Claims Administrator with the length of medical control and current enrollment information for each enrollee 15 days after the conclusion of the enrollment period.

                6. The HCO will provide to the Claims Administrator all reports required under Article 4, including those reports specifically named for purposes of detecting targeted workplace hazards, and other reports as may be agreed to elsewhere in this Agreement.

                7. The HCO will provide on the Claims Administrator's behalf, enrollment, treatment, outcomes, and other related information to the Division of Workers' Compensation as required under Article 4.

                8. The HCO will adhere insofar as is consistent with the reporting requirements for HCOs, with the policy of confidentiality of information as set forth in Exhibit B.

                9.    Audit:

     a. Subject to the following provisions of this subsection (a), the Claims Administrator or its agent may audit the HCO's compliance with its obligations under this Agreement and the HCO shall supply the Claims Administrator or its agent with access to information acquired or maintained by the HCO in performing services under this Agreement. The HCO shall be required to supply only such information which is in its possession and which is reasonably necessary for the Claims Administrator to perform activities related to its workers' compensation plan, provided that such disclosure is not prohibited by any third party contracts to which the HCO is a signatory or any requirements of law. The Claims Administrator or its agent shall give the HCO prior written notice of its intent to perform such an audit and its need for such information and shall represent to the HCO that the information which is disclosed therein is reasonably necessary for the workers' compensation program.

                           All audits and information disclosures shall occur at a reasonable time and place and at the Claims Administrator's expense. The Claims Administrator may designate a representative to conduct or participate in the audit, or to receive access to such information, provided that the Claims Administrator and the representative enter into a written agreement with the HCO under which the representative agrees to use any disclosed information solely for the workers' compensation program, to keep such information confidential, and to indemnify the HCO for any losses related to the disclosure.

                      b. Any reports, information, or documentation provided, made available, or learned by either of the parties to this Agreement which contain personally identifiable or medical information about any Enrollee or health care provider or which contain information which has been designated as proprietary or confidential by either party shall be held in the strictest confidence and in accordance with the requirements of all applicable laws.

                10. The HCO maintains Professional Liability insurance coverage which will cover the HCO for claims arising out of an alleged act, error, or omission in the performance of the HCO's professional services and operations. A certificate of insurance is available upon request.

                11. The HCO agrees to defend,  indemnify,  and hold harmless the
                    Claims Administrator against any and all suits, claims, damages, losses, and expenses, including attorney's fees arising out of the HCO's decisions regarding reimbursements to providers, medical necessity of procedures or its disclosure of confidential, personally identifiable and/or medical record information. Notwithstanding the foregoing, the HCO shall not be responsible for any suits, claims, damages, losses, or expenses, including attorney's fees, arising from a judgment based on a final decision by a court of competent jurisdiction where liability is based on the Claims Administrator's negligence or willful misconduct.

         C.     Claims Administrator's Obligations

                1. The Claims Administrator agrees that the decisions made by the HCO within the scope of its normal duties and applicable regulations are binding and that the Claims Administrator will observe the HCO's instructions for payment for medical services, referral of injured employees to appropriate medical providers, and determinations of medical necessity as final. The Claims Administrator agrees to abide by the requirements (outlined in Exhibit I, Employer's Workers' Compensation Health Care Organization Enrollment Kit) of the appropriate HCO, Select or Spectrum, in relation to provider election and assignment.

                2. The Claims Administrator agrees to coordinate Return to Work (Described in Exhibit A) and Health and Safety programs (described in Exhibit C), and to instruct the Employer(s) accordingly. This must include a requirement that the Health and Safety vendor offered by the employer must allow monitoring by the HCO.

                3. The Claims Administrator agrees to provide the HCO with a listing of all employees (described in Exhibit F) or one copy of all employees' enrollment forms, who have selected the HCO and to update this list no less than monthly as new employees make their HCO selection and employees are terminated.

                4. The Claims Administrator agrees to work with the participating employer(s) to distribute and display, following mutually agreed procedures, informational materials provided by the HCO for Enrollees (all current employees and any new employees hired after the initial enrollment period.) All participating employer(s) will make reasonable provisions for the HCO to conduct management and/or employee enrollment meetings as may be needed to install the HCO correctly. If employee enrollment meetings are not held, then the employer will disseminate HCO informational materials via interoffice mail or US Mail prior to the enrollment start date.

                5. The Claims Administrator agrees to pay the HCO in accordance with the terms of Exhibit D for the HCO service provided under this Agreement. The HCO will produce a monthly invoice, as described in Exhibit D, and will submit the invoice to the Claims Administrator for payment. Payment is due within thirty (30) calendar days from the stated due date.

                6. The Claims Administrator agrees that the HCO will provide its services only for those employer(s) and their employees who have enrolled (enrollees) in the HCO. The Claims Administrator further agrees that it shall be responsible for paying the HCO for all services rendered by the HCO pursuant to the terms of this Agreement on behalf of employer(s).

                     The Claims Administrator also agrees that it will have sole discretion in determining which claims are to be controverted, investigated, and accepted or denied as compensable under workers' compensation. Claims Administrator agrees to use the modified DWC 500-D form for notice of delay in determining liability for worker's compensation benefits.

                     The payor agrees that if an employer directs a worker to an
                      HCO provider, the employer/insurer is liable for medical care rendered until a denial of compensability or denial of authorization for any medical care is stated. Thus, in cases of delay, the HCO will not condition treatment of an HCO patient on the employer agreement to pay for it, unless the employer/insurer has provided a written statement
                      that no medical care will be authorized pending determination of compensability. In the latter case the employee must be notified of his or her right to self-procure treatment.

                      The Claims Administrator is the final judge of compensability and the role of the HCO and the Primary Treating Physician has been discussed in other sections. It is usual and customary for the first evaluation and treatment session to be paid by the workers' compensation insurance in non-compensable cases. All other non-compensable encounters are usually charged to the patient/Employee Benefits Insurer by the provider of service. This may be customized per agreement with the employer or other parties.

                      The claim payor agrees to notify the HCO, as soon as is practical, as to any delay in decision or denial (for non-medical reasons) and to provide the HCO with verification that the employee has been made aware of their right to self procure treatment. This information shall be forwarded to the HCO in a mutually agreeable electronic format.

                7. The Claims Administrator represents and warrants that none of the activities of the HCO under this Agreement constitute violation of any agreement of confidentiality between the Claims Administrator and any individuals or other parties.

     8. The Claims Administrator agrees to defend, indemnify, and hold harmless the HCO against any and all suits, claims, damages, losses, and expenses, including attorney's fees arising out of the Claims Administrator's decisions regarding reimbursements, the management of Return to Work issues and ADA (Americans with Disabilities Act) exposures or its disclosure of confidential, personally identifiable and/or medical record information. Notwithstanding the foregoing, the Claims Administrator shall not be responsible for any suits, claims, damages, losses, or expenses, including attorney's fees, arising from a judgment based on a final decision by a court of competent jurisdiction where liability is based on the HCO's negligence or willful misconduct.

     9. The Claims Administrator shall make available to HCO specific claim information (including but not limited to that specified in Exhibit A, Section C, Exhibit F and Exhibit H), which is a required reporting task by the Division of Workers' Compensation. This data will be reported to the HCO for each month no later than the 15th calendar day of the succeeding month. The HCOs will do a quality control review of the data and notify the Claims Administrator of any missing, incomplete or incorrect data. The Claims Administrator will correct and return the file(s) pertaining to any month no later than the last day of the succeeding month. If the original data or the corrected data is not provided by the above specified dates, then the Claims Administrator will be responsible for any fines or late fees imposed by the State due to the late or improper delivery of the required data. The HCO and the Claims Administrator will coordinate access to the Claims Admnistrator's data processing system to make the information required under this section available to the HCO, all in accordance with applicable law.


         D.     Terms of Agreement

                1. This Agreement will commence on December 18, 2000 and will be extended annually unless terminated earlier by the Claims Administrator or the HCO as outlined in Paragraph 2 of this Section, or written notice of termination is given by either party by giving the other party at least thirty
                      (30) days written notice prior to the effective date of termination.

                2.    This Agreement may be terminated as follows:

                      a. The HCO may terminate the Agreement for any Event of Default immediately upon written notice to the Claims Administrator.

                      b. The Claims Administrator may terminate this Agreement as set forth on Section E, paragraph 6, Events of Default.

                3. Notwithstanding the Termination or Expiration of this Agreement the Claims Administrator will remain fully liable to the HCO for all charges and fees due in accordance with the terms and provisions of this Agreement with respect to services performed before such termination.

                4.    Statutory  Span  of  Control:  The  services  of  the  HCO described in Exhibit A will apply to each workers' compensation claim accepted by the Claims Administrator for the duration of the statutory span of control permitted under the Labor Code 4600.3 and under subsequent regulations adopted by the Department of Workers'
                      Compensation pursuant to this section. This provision applies to all claims under management by the HCO at the cancellation of this Agreement or unless such cancellation is enforced under the Default or impossibility of Performance provisions of this Agreement.

         E.     General Provisions

     1. Notices. Any notice required hereunder shall be in writing and shall be deemed delivered when mailed, postage prepaid, by registered or certified mail, return receipt requested, to the following addresses:



      Addresses for the HCO:               Address for the Claims Administrator

------------------------------------------------------- -----------------------
Sierra Health and Life Insurance Company  California Indemnity Insurance Company

Attn:  President                          Attn:  President

2720 North Tenaya Way                     2716 North Tenaya Way

Las Vegas, Nevada 89128                   Las Vegas, Nevada 89128
------------------------------------------------------- -----------------------



                2. Impossibility of Performance. Neither party shall be deemed to be in violation of this Agreement if they are prevented from performing any of their obligations hereunder for any reason beyond their control, including, without limitation, acts of God or statutes, regulations, rules or actions of any federal, state, or local government, or any agency thereof. Further, the HCO shall not be in violation of this Agreement if it is precluded from fulfilling its obligations hereunder as a result of the failure of any employer(s), the Claims Administrator, or any Enrollee(s) or other service vendor to the plan of workers' compensation to cooperate fully with the HCO's reasonable requests for information or if incorrect or incomplete information is provided to the HCO by any employer(s), an Enrollee, the Claims Administrator or any other person or entity.

     3. Governing Law. This Agreement shall be governed by the laws of the State of California and all of the terms and provisions hereof, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws thereof.

     4. Invalid Provisions. In the event that one or more provisions contained herein shall be invalid or held unlawful under any applicable state or federal law, this instrument shall be construed as if such invalid provisions had not been inserted, and the balance of this Agreement shall remain in full force and effect. In the event that any portion of the underlying statutes or regulations which govern the formation of and operation of Health Care Organizations in California shall be found invalid by final order by a court with competent jurisdiction, if such determination does not fatally impair the provision of the services described in Exhibit A or elsewhere in this Agreement, this Agreement shall be construed as if the invalid statute or regulation had not been included and the balance of the Agreement shall remain in full force and effect.

                5. Limitation of Liability. The HCO makes no representation that any employer's plan of workers' compensation is authorized to insure or self-insure its workers' compensation obligations. It is the responsibility of the employer(s), the Claims Administrator, and the insurance carrier, if one is present, to obtain all necessary authorizations from government authorities. The Claims Administrator agrees that it is responsible to fund claim payments or to determine that such funding ability exists. The HCO is not an insurance company and this Agreement is not a contract of insurance.

                      In the event that the HCO should fail to materially perform its duties hereunder and if such failure is not corrected within thirty (30) days after written notice by the Claims Administrator to the HCO of such failure, then the Claims Administrator may terminate this Agreement immediately upon written notice to the HCO. The foregoing is in lieu of all other warranties, expressed or implied (including warranties of merchantability and fitness for a particular purpose) and all liability for special, indirect, or consequential damages, including lost profits, even if the HCO has been advised of the possibility of such damages.

                6. Events of Default. Each of the following events will constitute an Event of Default.

     a. The failure of the Claims Administrator to make any payment of charges or fees within five (5) days after the due date or the date of receipt of the invoice, whichever is later; or

                      b. The failure of the Claims Administrator to perform or satisfy the requirements of any condition, obligation or provision under this Agreement and such failure is not corrected by the Claims Administrator with thirty
                          (30) days after written notice by the HCO to the Claims Administrator of such failure; or

     c.  The  failure  of  the  Claims   Administrator  to  correct   repetitive
performance deficiencies; or

     d. The Claims Administrator becomes insolvent or is unable to pay its debts as they become due or the Claims Administrator is declared bankrupt or insolvent, or if a debtor relief proceeding has been brought by or against it; or

                      e. The Claims Administrator loses its authority to act as a TPA for qualified self-insurers or is placed under receivership or other legal action by the State of California.

     7. Sole Benefit. This Agreement is for the sole benefit of the parties and in no event shall this Agreement be construed to be for the benefit of any third party, and the HCO will not be liable for any loss, liability, damages, or expense to any person not a party to this Agreement.

                8. Assignment. No assignment by either party of this Agreement will be valid without the written consent of the other party, which consent will be reasonably given. Notwithstanding the foregoing, the HCO may at any time assign its rights and delegate its duties hereunder to any of its affiliated companies, to the extent that such assignment is permitted under the laws and regulations governing the operation of Health Care Organizations.

                9. Failure of Enforcement. The HCO's failure to enforce at any time any of the provisions of this Agreement, or to exercise any option which is herein provided, or to require at any time performance by the employer(s) or the Claims Administrator of any of the provisions hereof, will in no way be construed to be a waiver of such provisions, or in any way affect the validity of this Agreement or any part thereof, the HCO's right to thereafter enforce each and every provision of this Agreement, or to exercise any right or remedy available to the HCO under applicable law.

                10. Legal Agreement. If any provision of this Agreement is found to be unenforceable by a final order of a court of competent jurisdiction, the provision so affected will be limited only to the extent necessary to permit compliance with the minimum legal requirement, and all such other provisions of this Agreement will continue in full force and effect.

     11. Amendments. This Agreement may be amended by the parties at any time so long as each amendment is in writing and signed by an authorized officer of both parties.

     12. Entire Contract. This Agreement and the Exhibits attached constitute the entire contract between the parties and shall not be amended except by a written instrument signed by both parties. This agreement supersedes all other agreements, whether written or oral, between the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate by their respective officers only authorized to do so as of the day and year noted below.

             Sierra Health and Life Insurance Company

             By_______________________________       Dated: January 19, 2001
                     Jonathon W. Bunker
             Title:    President

             California Indemnity Insurance Company
             (and its wholly-owned subsidiaries)

             By      s/Kathleen M. Marlon            Dated: January  19, 2001
                    --------------------
             Title:  President and
                     Chief Executive Officer